Exhibit 23.2

                       ARTHUR ANDERSEN LLP




            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated December 10, 1998 (except with respect to the matter discussed in Note 3, as to which the date is December 27, 1998), included in WPI Group Inc.'s Annual Report on Form 10-K for the year ended September 27, 1998.

Arthur Andersen LLP

Boston, Massachusetts
February 16, 1999